Exhibit 99.1

Press Release of Hertz Global Holdings, Inc.

Hertz Announces Workforce Reduction

Company Maintains Strong Liquidity and Total Net Cash Flow in Fourth Quarter 2008

PARK RIDGE, NJ — (MARKET WIRE) — 01/16/2009 — Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz” or the “Company”), the operator of the world’s largest general use car rental brand, and one of the largest equipment rental businesses in North America, announced today, that as part of a comprehensive plan to further decrease costs, the Company, during the fourth quarter 2008 and through the first quarter 2009, is reducing its global workforce by more than 4000 employees. The cost reductions are attributable to reduced rental demand and Hertz continues to reengineer work processes using Lean Sigma techniques to drive efficiencies. There will be job reductions in the car and equipment rental businesses, corporate and support areas, and in all geographies, with an emphasis on eliminating non-customer facing jobs. The workforce reduction is expected to generate annualized costs savings in the range of $150 million to $170 million in 2009, and the Company expects to take a charge in the fourth quarter 2008, related to these job reductions, in the range of $20 million to $25 million. The Company previously announced, on November 6, 2008, that it had reduced its workforce by 22% since August 2006 and, with these latest reductions, the workforce will be 32% lower than in August 2006.

Mark P. Frissora, Hertz Chairman and Chief Executive Officer, said, “Volume, pricing and residual values continued to decline during the most recently completed quarter, and we cannot predict when our markets will improve. As a result, we continue to take aggressive action to align our costs, including wage and benefit expenses, with business conditions. We will continue to utilize Lean Sigma techniques to reengineer important business processes to drive further efficiency. We are committed to our global airport and off-airport car rental and equipment rental businesses, and we are prepared to add necessary resources when the operating environment improves. Our actions will help ensure the Company remains financially strong; I’m especially pleased to report that our liquidity was approximately $4.9 billion as of December 31, 2008, and we expect to generate total net cash flow of approximately $1.75 billion* for the fourth quarter of 2008,” he added.

The Company said that fourth quarter 2008 total net cash flow improved year-over-year and liquidity improved sequentially from the third to the fourth quarter of last year by approximately $300 million in an especially difficult fourth quarter 2008 operating environment.

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc. (NYSE: HTZ), is the world’s largest general use car rental brand, operating from approximately 8,100 locations in 144 countries worldwide. Hertz is the number one airport car rental brand in the U.S. and at 69 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Australia and New Zealand. In addition, the Company has licensee locations in cities and airports in Africa, Asia, and the Middle East. Product and service initiatives such as Hertz #1 Club Gold®, NeverLost® customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through the company’s Prestige, Fun and Green Collections, set Hertz apart from the competition. In 2008, the Company launched Connect by Hertz, entering the global car sharing market in London, New York City and Paris. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers from approximately 350 branches in the United States, Canada, China, France and Spain.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity and availability of additional or continued fleet financing including as a result of the financial instability of the entities providing credit support; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles, potential tangible and intangible asset impairment charges and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the United States Securities and Exchange Commission, or the “SEC,” on February 29, 2008, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2008, as filed with the SEC on November 7, 2008, could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

* See the accompanying reconciliation, attached.

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

TOTAL CASH FLOW

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2008	2007

Net cash used in financing activities	$1,686.8	$1,208.0
Payment of financing costs	(25.6)	(15.6)
Exercise of stock options	—	1.3
Distributions to minority interest	(11.2)	(7.7)
Cash overdraft reclass	(10.2)	11.0
Net change in restricted cash	217.9	229.9
Net change in cash and cash equivalents during the period	(137.4)	332.9
Effect of foreign exchange rate changes on cash and equivalents	37.9	(30.7)

Total cash flow	$1,758.2	$1,729.1